UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mount Airy Road, Suite 203
Basking Ridge, New Jersey 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2006, the Board of Directors of VioQuest Pharmaceuticals, Inc. (the “Company”) approved grants of stock options to Michael Cannarsa, General Manager of the Company’s Chiral Quest, Inc. subsidiary, for 50,000 shares; Yaping Hong, Senior Vice President of Global Process Research and Development, for 75,000 shares; Brian Lenz, Chief Financial Officer, for 100,000 shares; and Richard Welter, Vice President of Corporate Business Development for 100,000 shares. The options will vest in three annual equal installments beginning March 31, 2007. Options were also approved for Johnson Y. N. Lau, a director of the Company for 150,000 shares; 75,000 of which vest immediately and the remainder on March 31, 2007. The exercise price for all of the foregoing options is $0.85, the closing price of the Company’s common stock on March 31, 2006. All of the foregoing options were issued under the Company’s 2003 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: April 6, 2006	By:	/s/ Brian Lenz
Brian Lenz Chief Financial Officer